UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2012

SPHERIX INCORPORATED

 (Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6430 Rockledge Drive, Suite 503, Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 897-2540

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This amendment on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Spherix Incorporated (the “Company”), as initially filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2012 (the “Original Report”), solely to correct the date of report (date of earliest event reported) (the “Date of Report”) on the cover page to that of the filed date of the Original Report, and to provide the final voting results of a written consent of stockholders as of such date.  The Original Report initially provided the results of the action taken by written consent of the stockholders.

The information provided in the Original Report (results of a vote by written consent) was originally part of the disclosure mailed to stockholders (and filed with the Commission) in the Definitive Information Schedule on Schedule 14C on November 26, 2012 (the “Schedule 14C”).  The Original Report updated the information previously disclosed in that by December 10, 2012 approximately 70% of the outstanding voting common stock had been cast in favor of the actions.  As previously described in the Schedule 14C, only a majority had been cast in favor of the actions at the time of mailing and filing of the Schedule 14C.  Since the Company subsequently tabulated additional votes cast and would not after December 10, 2012 continue to count additional votes by written consent, on December 10, 2012 the Company filed the Original Report, erroneously noting November 15, 2012 (the date of reporting that majority vote was obtained) as the Date of Report.  Accordingly, the Date of Report has been revised to December 10, 2012 to reflect the completion of the voting in which approximately 70% of the issued and outstanding common stock had cast votes in favor of the proposals.  In accordance with Item 5.07 of Form 8-K, the Company also has incorporated by reference the soliciting material contained in the Schedule 14C to reflect the preliminary vote results although in accordance with Instruction 1 to Item 5.07, no preliminary voting results are required to be disclosed in Form 8-K if final voting results are disclosed under Item 5.07, as are set forth herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

 As of December 10, 2012, holders of approximately 70% of the issued and outstanding common stock of Spherix Incorporated (the “Company”) voted by written consent in favor of the following actions (the “Actions”):

•

The filing of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of (i) common stock that the Company has the authority to issue from 2,500,000 shares to 50,000,000 shares and (ii) preferred stock that the Company has the authority to issue from 2,000,000 shares to 5,000,000 shares;

•

The adoption of the Company’s 2012 Equity Incentive Plan and the reservation of 125,000 shares of the Company’s common stock thereunder; and

•

The issuance of shares of the Company’s common stock upon exercise of the Series B Warrants as contemplated by the terms of the Securities Purchase Agreement dated November 7, 2012, between the Company and the purchasers named therein, in accordance with NASDAQ listing rules.

The implementation of the Actions was effective 20 business days after the mailing of the Definitive Information Statement on Schedule 14C (the “Information Statement”) to the Company’s shareholders of record on November 15, 2012 (the “Record Shareholders”) in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended which mailing commenced on November 26, 2012 therefore the effective date of the action was not prior to December 24, 2012.  The foregoing description of the Actions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Information Statement, filed with the SEC on November 26, 2012, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated (Registrant) By: /s/ Anthony Hayes Anthony Hayes Chief Executive Officer Date: September 30, 2013